                                                                      EXHIBIT 99

                             RIVERWOOD HOLDING, INC.

            RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA

                            (IN THOUSANDS OF DOLLARS)


                                               COATED        CONTAINER-
                                               BOARD            BOARD         CORPORATE          TOTAL
                                              --------       ----------       ---------         --------
FIRST QUARTER 2001:
Income (Loss) from Operations                 $ 26,309        $ (3,476)        $(12,016)        $ 10,817
Add: Depreciation and amortization              33,700           3,968            3,600           41,268
     Other non-cash charges (A)                  4,264             102            2,733            7,099
                                              --------        --------         --------         --------
EBITDA (B)                                    $ 64,273        $    594         $ (5,683)        $ 59,184
                                              ========        ========         ========         ========

SECOND QUARTER 2001:
Income (Loss) from Operations                 $ 43,018        $ (3,025)        $ (3,075)        $ 36,918
Add: Depreciation and amortization              27,630           3,408               35           31,073
     Dividends from equity investments              --              --              710              710
     Other non-cash charges (A)                  1,655             309            1,457            3,421
                                              --------        --------         --------         --------
EBITDA (B)                                    $ 72,303        $    692         $   (873)        $ 72,122
                                              ========        ========         ========         ========

THIRD QUARTER 2001:
Income (Loss) from Operations                 $ 49,218        $ (3,970)        $ (5,132)        $ 40,116
Add: Depreciation and amortization              27,201           3,026            1,751           31,978
     Other non-cash charges (A)                      8            (203)           1,200            1,005
                                              --------        --------         --------         --------
EBITDA (B)                                    $ 76,427        $ (1,147)        $ (2,181)        $ 73,099
                                              ========        ========         ========         ========

FOURTH QUARTER 2001:
Income (Loss) from Operations                 $ 24,384        $ (8,895)        $ (5,288)        $ 10,201
Add: Depreciation and amortization              27,337           3,385            2,217           32,939
     Other non-cash charges (A)                 15,686           4,385              618           20,689
                                              --------        --------         --------         --------
EBITDA (B)                                    $ 67,407        $ (1,125)        $ (2,453)        $ 63,829
                                              ========        ========         ========         ========

YEAR ENDED DECEMBER 31, 2001:
Income (Loss) from Operations                 $142,929        $(19,366)        $(25,511)        $ 98,052
Add: Depreciation and amortization             115,868          13,787            7,603          137,258
     Dividends from equity investments              --              --              710              710
     Other non-cash charges (A)                 21,613           4,593            6,008           32,214
                                              --------        --------         --------         --------
EBITDA (B)                                    $280,410        $   (986)        $(11,190)        $268,234
                                              ========        ========         ========         ========

                             RIVERWOOD HOLDING, INC.

                           (IN THOUSANDS OF DOLLARS)

                                               COATED          CONTAINER-
                                               BOARD              BOARD           CORPORATE          TOTAL
                                              --------         ----------         ---------         --------
FIRST QUARTER 2000:
Income (Loss) from Operations                 $  30,102         $     328         $  (6,334)        $  24,096
Add: Depreciation and amortization               30,832             4,862             1,806            37,500
     Dividends from equity investments               --                --               590               590
     Other non-cash charges (A)                     768                92               990             1,850
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  61,702         $   5,282         $  (2,948)        $  64,036
                                              =========         =========         =========         =========

SECOND QUARTER 2000:
Income (Loss) from Operations                 $  47,237         $   1,551         $  (5,439)        $  43,349
Add: Depreciation and amortization               32,124             3,614             1,889            37,627
     Dividends from equity investments               --                --             1,512             1,512
     Other non-cash charges (A)                     713               118             1,606             2,437
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  80,074         $   5,283         $    (432)        $  84,925
                                              =========         =========         =========         =========

THIRD QUARTER 2000:
Income (Loss) from Operations                 $  41,584         $   1,495         $  (5,536)        $  37,543
Add: Depreciation and amortization               32,041             3,979             1,898            37,918
     Dividends from equity investments               --                --               696               696
     Other non-cash charges (A)                   2,993               516               910             4,419
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  76,618         $   5,990         $  (2,032)        $  80,576
                                              =========         =========         =========         =========

FOURTH QUARTER 2000:
Income (Loss) from Operations                 $  42,449         $   1,809         $  71,243         $ 115,501
Add: Depreciation and amortization               28,896             4,797            (3,197)           30,496
     Dividends from equity investments               --                --             2,285             2,285
     Other non-cash charges (A)                  (3,700)           (2,643)          (71,442)          (77,785)
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  67,645         $   3,963         $  (1,111)        $  70,497
                                              =========         =========         =========         =========

YEAR ENDED DECEMBER 31, 2000:
Income (Loss) from Operations                 $ 161,372         $   5,183         $  53,934         $ 220,489
Add: Depreciation and amortization              123,893            17,252             2,396           143,541
     Dividends from equity investments               --                --             5,083             5,083
     Other non-cash charges (A)                     774            (1,917)          (67,936)          (69,079)
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $ 286,039         $  20,518         $  (6,523)        $ 300,034
                                              =========         =========         =========         =========

                             RIVERWOOD HOLDING, INC.

                           (IN THOUSANDS OF DOLLARS)

                                               COATED          CONTAINER-
                                               BOARD              BOARD           CORPORATE          TOTAL
                                              --------         ----------         ---------         --------
FIRST QUARTER 1999:
Income (Loss) from Operations                 $  29,769         $  (7,448)        $  (3,450)        $  18,871
Add: Depreciation and amortization               30,197             4,915               139            35,251
     Other non-cash charges (A)                    (173)              103             1,637             1,567
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  59,793         $  (2,430)        $  (1,674)        $  55,689
                                              =========         =========         =========         =========

SECOND QUARTER 1999:
Income (Loss) from Operations                 $  43,537         $  (3,886)        $  (4,397)        $  35,254
Add: Depreciation and amortization               30,910             3,467             1,051            35,428
     Dividends from equity investments               --                --               885               885
     Other non-cash charges (A)                   1,025               103               820             1,948
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  75,472         $    (316)        $  (1,641)        $  73,515
                                              =========         =========         =========         =========

THIRD QUARTER 1999:
Income (Loss) from Operations                 $  36,977         $  (1,009)        $  (4,235)        $  31,733
Add: Depreciation and amortization               30,907             4,336             1,050            36,293
     Dividends from equity investments               --                --             1,873             1,873
     Other non-cash charges (A)                    (836)               98             1,436               698
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  67,048         $   3,425         $     124         $  70,597
                                              =========         =========         =========         =========

FOURTH QUARTER 1999:
Income (Loss) from Operations                 $  41,170         $   2,108         $  (8,673)        $  34,605
Add: Depreciation and amortization               28,977             5,350             1,298            35,625
     Dividends from equity investments              800                --               957             1,757
     Other non-cash charges (A)                  (3,751)           (1,137)            6,575             1,687
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $  67,196         $   6,321         $     157         $  73,674
                                              =========         =========         =========         =========

YEAR ENDED DECEMBER 31, 1999:
Income (Loss) from Operations                 $ 151,453         $ (10,235)        $ (20,755)        $ 120,463
Add: Depreciation and amortization              120,991            18,068             3,538           142,597
     Dividends from equity investments              800                --             3,715             4,515
     Other non-cash charges (A)                  (3,735)             (833)           10,468             5,900
                                              ---------         ---------         ---------         ---------
EBITDA (B)                                    $ 269,509         $   7,000         $  (3,034)        $ 273,475
                                              =========         =========         =========         =========

-------

Notes:

(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. The Company believes that EDITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Condensed Consolidated Statements of Operations or cash flow data. This definition of EBITDA may not be comparable to other companies' definitions of EBITDA as it is calculated based on the definition of EBITDA and GAAP as defined in the 2001 Senior Secured Credit Agreement.